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                        SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: September 09, 2002

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MISLEADING OR INCOMPLETE STATEMENTS BY NORTHFIELD

----    --------------------------------     -----------------------------------
Page    Statement in ISS Document            Key Point(s)
----    --------------------------------     -----------------------------------
Page    "In   August  2001,  Mr.  Coates   * On   August   3,  2001   Northfield
7       filed  an  action  against   the     announces  that it  will  host  its
        company    and   its   directors     Annual  Meeting on August 31,  2001
        alleging that the company giving shareholders less than 30 inequitably advanced the 2001 days notice of the meeting. For
        annual  meeting  from  Oct.  11,     the  years  2000,  1999,  1998  and
        2001  to  Aug. 31, 2001 for  the     1997,  the meeting dates  had  been
        purposes   of   preventing   Mr.     October  12, October 28,  September
        Coates  from waging an effective     28 and October 17 respectively.
        proxy   contest.   The   company
        stated that the proxy statement * The company files its proxy with respect to the Aug. 31, statement with the SEC on August 2001 meeting date was mailed to 3, 2001. The company knows that it shareholders prior to the date has not complied with the
        Mr. Coates filed his lawsuit and     agreement  it  reached   with   Mr.
        notified  the  company  of   his     Coates  as a condition to  his  not
        intention to nominate two of his     running a proxy contest in 2000.
        candidates    to   the    board.
        According to the company, it had * On August 10, 2001 Mr. Coates not received any prior files an action against Northfield communication from Mr. Coates and its directors. The suit
        indicating   his  intention   to     alleges    that   the    defendants
        nominate directors to the board. inequitably advanced the 2001 On the same day, Mr. Coates annual meeting from October 11,
        withdrew his lawsuit."               2001,   the  date  Northfield   had
                                             identified as the expected  meeting
                                             date,  to August 31, 2001  for  the
                                             purposes  of preventing Mr.  Coates
                                             from   waging  an  effective  proxy
                                             contest.  The lawsuit also mentions
                                             "the     lack     of    information
                                             stockholders   and  the   investing
                                             public  have  about  Northfield"  -
                                             issues    that    Northfield    had
                                             promised  to  rectify, as  captured
                                             in  a Northfield press release, one
                                             year earlier.

                                           * The   judge   denies   Northfield's
                                             motion to dismiss Mr. Coates'  suit
                                             and  agrees to hear the suit on the
                                             day  before  the  scheduled  annual
                                             meeting.

                                           * On   August   16,  2001  Northfield
                                             announces  that  it  had  completed
                                             preparation  of all  its  Biologics
                                             License      Application      (BLA)
                                             components,  including   collection
                                             and  analysis of its clinical trial
                                             data    for    PolyHeme.    Neither
                                             Northfield's August 3,  2001  press
                                             release  nor  its  August  3,  2001
                                             Proxy      Statement      mentioned
                                             Northfield's plan to file the BLA.

                                           * On  August  17, 2001 upon  learning
                                             of  Northfield's plan to  file  its
                                             BLA   Mr.   Coates  withdraws   his
                                             lawsuit.  The  prepared  14A  Proxy
                                             Statement  is  not  filed  and   NO
                                             VOTES  ARE  SOLICITED.  Mr.  Coates
                                             wishes  to  be  constructive,   not
                                             disruptive   to  the   FDA   filing
                                             process        by        Northfield
                                             Laboratories.

----    --------------------------------     -----------------------------------
Page    "Contrary    to   Mr.    Coates'   * The  "strength of the  data"  is  a
11 contention that the company subjective statement; the FDA only filed a deficient BLA for issues a 'Refusal-To-File' (RTF)
        PolyHeme, management asserts when simple, well known and that the strength of the data required components of an
        justified the BLA submission."       application are missing

                                           * The  company  states  in  its  2002
                                             annual  report  (page  3)  that  it
                                             submitted  its  BLA  to   the   FDA
                                             "seeking    approval   to    market
                                             PolyHeme  for use in the  treatment
                                             of  urgent, life-threatening  blood
                                             loss",  but according to a 10/11/01
                                             news  release from Northfield their
                                             study  indicates that PolyHeme  was
                                             used  to treat patients with severe
                                             blood   loss   who  refused   blood
                                             transfusion,  and was  compared  to
                                             'historical'  data  in  which  such
                                             patients generally died.

                                           * The  purpose of an RTF  is  not  to
                                             provide  an  opinion on the  safety
                                             and efficacy of the product

                                           * Would   the   FDA   be   discussing
                                             "strength   of   data"   prior   to
                                             resolving missing components of  an
                                             application?

                                           * Can  you say that the "strength  of
                                             data   justified"  the   submission
                                             without     knowing     if      the
                                             manufacturing    processes     were
                                             acceptable to the FDA?

                                           * An  RTF  means that the BLA was  in
                                             fact not filed; if the BLA was  not
                                             filed,  why  did the company  issue
                                             $560,000     in     bonuses     "in
                                             recognition  of the Company  filing
                                             a   Biologics  License  Application
                                             ("BLA")  with the FDA for  PolyHeme
                                             (10Q, October 15, 2001)?"

----    --------------------------------     -----------------------------------
Page    "In   the  meantime,  management   * The  company had $18.4 million left
11      notes that the company has $18.4     as   of   May  31,  2002.  It   has
        million  in  available  cash  to     substantially   less   than   $18.4
        support  the company's  on-going     million  in cash left as of  August
        operations for at least the next     30, 2002
        18      months.     Furthermore,
        management     believes     that
        subsequent   to   getting    FDA
        approval   for   PolyHeme,   the
        company  will be in  a  stronger
        position   to   accomplish   its
        following goals:

        -     Raise  additional  capital
          for the company

        -     Secure   a  pharmaceutical
          partner and

        -     Enhance   the    company's
          profile in the scientific  and
          investment communities."

----    --------------------------------     -----------------------------------
Page    "Management  adds that  although   * What  did  Northfield get from  Dr.
12      Dr. Ness is already a consultant     Ness  in  fiscal year 2002 for  the
        to  the  company, if elected  to     $80,000 it paid him?
        the  board, he would be able  to
        share his expertise with all * Did his 2002 involvement with members of the board by Northfield not include meetings to
        participating  in regular  board     share  some  of his expertise  with
        meetings."                           the directors?

                                           * If  he  makes it on the board,  and
                                             can  presumably share his expertise
                                             with  all members, why does he need
                                             to  remain a consultant as laid out
                                             in  the 2002 proxy?  ("Dr. Ness has
                                             provided  consulting  services   to
                                             Northfield    relating    to    FDA
                                             regulatory    matters    and    the
                                             sourcing  of red blood  cells  from
                                             major  blood banking organizations.
                                             Northfield  expects to  enter  into
                                             an  agreement with Dr.  Ness  under
                                             which he will agree to continue  to
                                             provide     such    services     to
                                             Northfield.")

----    --------------------------------     -----------------------------------
Page    Contrary    to    Mr.    Coates'   * The   members  of  the   nominating
12      contention, management proclaims     committee       are      themselves
        that  the  Nominating  Committee     candidates for election this year
        carefully  considered  both  Mr.
        Coates and Mr. Williams as * Messrs. Chelberg and Savner talked director nominees and found them to Mr. Coates but declined to seriously lacking in the discuss his qualifications because qualifications that merit "something happened" several days
        nomination to the board.             prior  to  the call; that something
                                             turned   out   to   be   DeWoskin's
                                             resignation

                                           * Mr.  Gould  refused  to  accept  an
                                             offer  to have Mr. Williams fly  up
                                             at  his  own expense and meet  with
                                             the Nominating Committee.

                                           * On   May   15,   2002  Coates   and
                                             Williams    sent   a   letter    to
                                             Northfield  requesting  a   meeting
                                             with    the    board;    Northfield
                                             responded  on  May 21 suggesting  a
                                             July  11,  2002 meeting to coincide
                                             with   their  regularly   scheduled
                                             board meeting

                                           * On  June  10,  2002 Coates  sent  a
                                             letter  to Northfield  stating  his
                                             preference to meet with  the  board
                                             earlier   rather  than  later   and
                                             proposed  a  meeting  "within   the
                                             next    two    weeks";   Northfield
                                             responded that the board could  not
                                             meet   with  Coates  and   Williams
                                             prior to July 11

                                           * On  July 3, 2002 Northfield sent  a
                                             letter   stating   that   it    had
                                             postponed  its July 11 meeting  and
                                             that     they     had     "recently
                                             established      a       nominating
                                             committee";  the  letter   provided
                                             Messrs.   Chelberg's  and  Savner's
                                             phone  numbers  and suggested  that
                                             Mr.  Coates  call them  to  discuss
                                             his nominations

                                           * It    would    appear   that    the
                                             nominating      committee       was
                                             established   well  after   Messrs.
                                             Coates   and   Williams   announced
                                             their  candidacy for the  board  of
                                             directors

                                           * On July 9, 2002 Mr. Coates sends  a
                                             letter  to Mr. David Savner stating
                                             that   the   bylaws  of  Northfield
                                             allow for up to nine directors  and
                                             that  the  current members  of  the
                                             board   could  invite  Coates   and
                                             Williams   to   join   the    board
                                             immediately

                                           * The   July  9,  2002  letter   also
                                             stated  that  it seemed  "that  the
                                             board  has  changed its mind  about
                                             my   meeting  with  the  nominating
                                             committee  regarding"  Mr.   Coates
                                             credentials;   in   addition,   the
                                             letter  states  that "even  though"
                                             Savner    has    "indicated    that
                                             neither"  him "nor the  board  will
                                             be  able  to  talk to me  over  the
                                             next  `thirty  to  forty  days',  I
                                             will  still  make myself  available
                                             to  meet or talk to any or  all  of
                                             the directors at any time."

                                           * On July 24, 2002 Northfield sent  a
                                             letter     stating    "that     the
                                             Nominating Committee of  the  Board
                                             of    Directors    of    Northfield
                                             Laboratories Inc., after  carefully
                                             considering      the       director
                                             nominations      you       recently
                                             submitted, has recommended  to  the
                                             Board   of   Directors  that   your
                                             nominees  not  be included  in  the
                                             individuals nominated by the  Board
                                             for   election   as  directors   at
                                             Northfield's  2002  Annual  Meeting
                                             of Stockholders."

----    --------------------------------     -----------------------------------
Page    "Management's  approach  is   to   * The    FDA    has   not    accepted
13      achieve    FDA   approval    for     Northfield's BLA yet
        PolyHeme  first, and then  raise
        additional capital, secure a * It takes, on average, pharmaceutical partner, and approximately 18 months to get a
        enhance PolyHeme's profile."         product  approved at the  FDA  from
                                             the time the BLA is accepted

                                           * The  company had $18.4 million left
                                             as of May 31, 2002

                                           * Net    cash   used   in   operating
                                             activities  for  fiscal  year  2002
                                             was $10,103,579

                                           * The  company  has less  than  $18.4
                                             million  in cash left as of  August
                                             30, 2002

                                           * Seeking   FDA  approval  prior  to
                                             raising additional  capital  is  a
                                             risky  proposition since  the  BLA
                                             has not been re-filed yet  and thus
                                             the 18 month approval  process  at
                                             the FDA has not begun yet

                                           * If  the  review  process  takes  18
                                             months  or  more,  Northfield  will
                                             run out of cash

                                           * Most  important, given Northfield's
                                             RTF  and the recent resignation  of
                                             their  CEO, there is no  reason  to
                                             believe  Northfield can  ever  gain
                                             FDA approval on its own.

----    --------------------------------     -----------------------------------
Page    "After Mr. DeWoskin resigned  as   * Was he fired or did he resign?
15      CEO, the company retained him as
        a consultant particularly due to   * If  you  resign  are  you  given  a
        his     expertise     in     the     "severance package?"
        manufacturing side of PolyHeme."
                                           * What    expertise   do   Marc    D.
                                             Doubleday,     VP    of     Process
                                             Engineering,  and Robert  McGinnis,
                                             VP  of  Manufacturing  Development,
                                             bring to Northfield?

----    --------------------------------     -----------------------------------
Page    "After Mr. DeWoskin resigned  as   * DeWoskin's  salary  in   2002   was
15      CEO, the company retained him as     $281,525
        a consultant particularly due to
        his     expertise     in     the   * DeWoskin's  benefits in  2002  were
        manufacturing side of  PolyHeme.     $27,306
        Ultimately,    Mr.    DeWoskin's
        severance   package   has   been   * Two  times  $308,831  is  $617,662.
        transformed  into  a  consulting     It is certainly not $841,098.
        agreement.   In  lieu   of   the
        severance payment, Mr.  DeWoskin   * DeWoskin's   consulting   agreement
        will     receive    a    monthly     can    be   "extended   by   mutual
        consulting fee of $26,962  until     agreement of the parties"
        Dec. 31, 2004, which amounts  to
        a   total   of   $647,088.   Mr.
        DeWoskin's  annual  salary   and
        bonus as CEO in fiscal 2002  was
        a  total  of $420,549. According
        to  management,  Mr.  DeWoskin's
        severance    package     already
        entitles him to two times salary
        plus   benefits,  or  at   least
        $841,098."

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IMPLIED STATEMENTS IN THE DOCUMENT

   * Northfield's comments to ISS implies that the election is an either/or choice. The reality is that Northfield can nominate and elect Bob Coates and Bert Williams without displacing all incumbent directors and thus giving Northfield enough votes to add Messrs. Bierbaum and Dr. Ness to the Northfield board.

MISSING STATEMENTS REGARDING NORTHFIELD

   * There was no mention of Mr. Olshansky's problems with the SEC

   * There was no mention of the fact that two nominees (Messrs. Chelberg and Bierbaum) with affiliations to PepsiAmericas, Inc., which owns 10.5% of the outstanding shares, would control 28.6% of the board of directors

   * There is no mention of DeWoskin's comments to TheStreet.com and The Chicago Tribune regarding manufacturing issues. DeWoskin's comments directly contradict those of Gould. For example, The Chicago Tribune published the following statement: "Northfield Chief Executive Richard DeWoskin says the application process is not the issue. He says the FDA's problems with the application are focused on certain manufacturing processes and 'chemistries' the company plans to use in the production of Polyheme."

   * There is no mention of the words "RTF" or "Refusal-To-File" - a huge issue for anyone seeking FDA approval for their product..and further proof that management is probably incompetent.